EXHIBIT 99.1

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

STATEMENT PURSUANT TO 18 U.S.C. §1350

Pursuant to 18 U.S.C. §1350, each of the undersigned certifies that this Annual Report on Form 10-K for the year ended December 31, 2002 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that the information contained in this report fairly presents, in all material respects, the financial condition and results of operations of Lifeline Systems, Inc.

A signed original of this written statement required by Section 906 has been provided to Lifeline Systems, Inc. and will be retained by Lifeline Systems, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.

/s/ RONALD FEINSTEIN
Dated: March 26, 2003	Ronald Feinstein Chief Executive Officer, President and Director (Principal Executive Officer)

/s/ DENNIS M. HURLEY
Dated: March 26, 2003	Dennis M. Hurley Senior Vice President of Finance and Administration, Principal Financial and Accounting Officer